Exhibit 31.5

Certification

I, Christopher Halpin, certify that:

1.	I have reviewed this annual report on Form 10-K/A for the year ended December 31, 2024 of IAC Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 29, 2025	/s/ Christopher Halpin
Christopher Halpin
Executive Vice President, Chief Operating Officer and Chief Financial Officer